Exhibit 99.1

Bank of Commerce Holdings
(NASDAQ: BOCH)
Company Press Release

Company Profile
•	Founded 1982

•	Five offices — three markets

•	Redding Bank of Commerce™

•	Roseville Bank of Commerce™

•	Sutter Bank of Commerce™

•	Bank of Commerce Mortgage™
Investor Highlights
•	5% stock dividend — 1986

•	Annual cash dividends — 1988

•	Two for one stock split — 1985

•	Three for one stock split — 1998

•	10% stock dividend — 2000

•	Three for one stock split — 2004

•	Quarterly dividends — 2005

•	ACQB Index — America’s Community Bank Index
Business Overview
Bank of Commerce Holdings (the “Holding Company”) is a financial holding company (“FHC”) registered under the Bank Holding Company Act of 1956, as amended, and was incorporated in California on January 21, 1982. The Company owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™.
Contact Information
Michael C. Mayer, President & CEO
Telephone (530) 224-7361
Linda J. Miles, Chief Financial Officer
Telephone (530) 224-7318
www.reddingbankofcommerce.com
Market Data
Exchange: NASDAQ
Symbol: BOCH
Shares outstanding at 3/31/06: 8,716,872
Market Cap: $93,444,868
Recent Price : $10.22
52 week range: $9.00 - $13.07
Price/ Book (%): 225.66
SNL™ Peer Price/Book (%): 235.23
Price/Earnings (x): 12.14
SNL™ Peer Price/Earnings (x): 17.91
Price/LTM EPS (x): 14.37
Dividend Yield (%): 2.75
SNL ™ Peer Dividend Yield(%): 0.80
YTD Volume traded: 174,479
Insider Ownership: 33.42%
For immediate release:
Redding Bank of Commerce is proud to announce a million dollar grant for the Bridge to New Life project with the Good News Rescue Mission
REDDING, California, June 8, 2006/ PR Newswire — Michael C. Mayer, President and CEO of Bank of Commerce Holdings (NASDAQ: BOCH), a $522.7 million asset financial holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ announced today that in partnership with the Federal Home Loan Bank of San Francisco, the Good News Rescue Mission received a million dollar grant for The Bridge to New Life Project.
In 1964, a group of concerned citizens saw a tremendous need to help the homeless in Shasta County. This event gave birth to the Good News Rescue Mission (GNRM). GNRM has been successfully meeting the needs of the homeless population for the past 41 years. GNRM, headed by Executive Director Jim Dahl, provides strategic and comprehensive programs for the poor and homeless. The unique New Life Recovery Program provides help to those who desire to emerge from the fog of drug and alcohol abuse and into a productive life. Along with their strategic life-changing services, GNRM serves over 155,000 meals and provides over 56,000 nights of lodging annually.
Good News Rescue Mission (GNRM) serves the homeless population in Shasta County and the surrounding areas. GNRM is the only homeless and transitional housing shelter in Shasta County at this time.
The capital expansion project (The Bridge to New Life) will increase the number of individuals the Mission can serve to 85, and significantly increase the capacity of their strategic support services.
This transitional housing facility, at completion, will provide life-changing programs that enable people in need to rejoin their community as healthy and active members. The Missions’ strategy provides the homeless with the basic needs of food and shelter and also a variety of life development programs.
Redding Bank of Commerce is proud to partner with GNRM on this ambitious and necessary project. A special grant presentation by Michael C. Mayer and Leona McCoach will be one of the highlights of the groundbreaking ceremony scheduled for 10:00 a.m. on Friday, June 9, 2006.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™.
The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Hoefer & Arnett/ Dave Bonaccorso
555 Market Street
San Francisco, California
(800) 346-5544
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, California
(800) 926-5040
Morgan Stanley/ Rick Hill
310 Hemsted Drive, Suite 100
Redding, California
(800) 733-6126
Wachovia Securities/ Ken Myers and Rick Hansen
10466 Brunswick Road
Grass Valley, California
(888) 383-3112